As filed with the Securities and Exchange Commission
                       on January 27, 1999
                    Registration No. 333-41283



                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549



            POSTEFFECTIVE AMENDMENT NO. 1 TO FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933




                   CONESTOGA ENTERPRISES, INC.

          Pennsylvania                              23-256-5087
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

202 East First Street, Birdsboro, Pennsylvania                 19508
(Address of Principal Executive Offices)                      (Zip Code)

THE CONESTOGA TELEPHONE AND TELEGRAPH COMPANY EMPLOYEE STOCK PURCHASE PLAN
                     (Full Title of the Plan)

                    John S. Hibschman, Esquire
                Barley, Snyder, Senft & Cohen, LLC
                           P.O. Box 942
                         542 Court Street
                      Reading, Pennsylvania 19603-0942
                  (Name and Address of Agent for Service)

                         (610) 376-6651
             (Telephone Number of Agent for Service)



     The Exhibit Index is listed on Page 7.
                                  PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     By a Registration Statement on Form S-8, Registration No. 333-41283 filed on December 1, 1997, the Corporation registered 100,000 shares of the Corporation's Common Stock, par value $5.00 per share (the "Common Stock"), in connection with the Conestoga Enterprises, Inc. Employee Stock Purchase Plan (the "Plan"). The original Plan permitted employees to have the Corporation withhold from 2% to 10% of their annual pay, as defined in the Plan. The Corporation has amended the Plan, effective February 1, 1999, to permit employees to have the Corporation withhold from 1% to 10% of their annual pay.
 The Registrant's Form S-8 Registration Statement is hereby amended to incorporate such amendment in the Plan and the Prospectus therefor.


Item 3.   Incorporation of Documents by Reference

          The Corporation hereby incorporates herein by reference into this Registration Statement the documents listed in (a) through (c) below. The Corporation also incorporates all documents subsequently filed by it with the Securities and Exchange Commission (the "Commission") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold from the date of filing of such documents:

          (a)  The latest annual report of the Corporation pursuant to
Section 13(a) or 15(d) under the Exchange Act;

          (b) All other reports of the Corporation filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

          (c) The description of the capital stock of the Corporation contained in the Corporation's Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act, including any amendment or report filed for the purpose of updating such description.


Item 4.   Description of Securities

          Not Applicable


Item 5.   Interests on Named Experts and Counsel

          The validity of the shares of Common Stock to be issued in connection with the Plan is being passed upon by Barley, Snyder, Senft & Cohen, LLC, Reading, Pennsylvania. James H. Murray, of counsel to Barley, Snyder, Senft Cohen, LLC, is Vice President and a Director of the Corporation and owns 37,050 shares. John S. Hibschman, the partner of Barley, Snyder, Senft
& Cohen, LLC, participating in this matter owns of record, or beneficially, 5,214 Shares.
Item 6.   Indemnification of Directors and Officers

          As permitted by the Pennsylvania Business Corporation Law (the "PBCL"), the Corporation's Bylaws provide that directors shall not be personally liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under applicable Pennsylvania law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions, however, do not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law.

          Sections 1741 and 1742 of the PBCL generally provide that a corporation may indemnify directors and officers against liabilities they may incur in such capacity provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions against a director or officer by or in the right of the corporation, the power to indemnify extends only to expenses (not judgments and amounts paid in settlement) and such power generally does not exist if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the PBCL also requires a corporation to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

          Section 1746 of the PBCL also grants a corporation broad authority, beyond the power granted under Sections 1741 and 1742, to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to the authority of
Section 1746 of the PBCL, the Corporation's Bylaws provide for indemnification of directors, officers and other agents of the Corporation to the extent otherwise permitted by Section 1741 of the PBCL and also in certain circumstances not otherwise permitted by Sections 1741 and 1742 of the PBCL.


Item 7.   Exemption from Registration Claimed

          Not Applicable


Item 8.   Exhibits

          Exhibit
          Number    Description

          4.1       Articles of Incorporation of the Corporation. (1)

          4.2       Bylaws of the Corporation. (2)

          5.1 Opinion of Barley, Snyder, Senft & Cohen, LLC regarding legality of the Common shares being issued under the Plan.

          23.1      Consent of Barley, Snyder, Senft & Cohen, LLC.

          23.2      Consent of Beard and Company, Inc.

          24.1      Powers of Attorney (included on the signature page).

          99.1 Conestoga Enterprises, Inc. Employee Stock Purchase Plan as amended December 22, 1998.
---------------------------
          (1) Incorporated herein by reference to sequentially numbered pages 53-56 to the Corporation's Annual Report on Form 10-K for the year ended December 31, 1992.

          (2) Incorporated herein by reference to sequentially numbered 57-66 to the Corporation's Annual Report on Form 10-K for the
               year ended December 31, 1992.


Item 9.   Undertakings

          (a)  The undersigned registrant hereby undertakes:

               (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Birdsboro, Commonwealth of Pennsylvania, on January 26, 1999.

                                   CONESTOGA ENTERPRISES, INC.

                                   By:/s/ Albert H. Kramer
                                        Albert H. Kramer
                                        President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 26, 1999.


        Signature                         Title                         Date

/s/ F. M. Brown                    Director                           01/26/99
F. M. Brown

/s/ John R. Bentz                  Chairman of the Board
John R. Bentz                      and a Director                     01/26/99

/s/ James H. Murray                Vice President and a Director      01/26/99
James H. Murray

/s/ Kenneth A. Benner              Secretary/Treasurer and a          01/26/99
Kenneth A. Benner                  Director

/s/ Albert H. Kramer               President                          01/26/99
Albert H. Kramer

/s/ Donald R. Breitenstein         Controller and a Director          01/26/99
Donald R. Breitenstein             (principal accounting officer)

/s/ Robert E. Myers                Director                           01/26/99
Robert E. Myers

/s/ Jean M. Ruhl                   Director                           01/26/99
Jean M. Ruhl

/s/ John M. Sausen                 Director                           01/26/99
John M. Sausen

/s/ Richard G. Weidner             Director                           01/26/99
Richard G. Weidner


       Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Birdsboro, County
of Berks and Commonwealth of Pennsylvania, on the       day of January, 1999.
                                        CONESTOGA ENTERPRISES, INC.
                                        EMPLOYEE STOCK PURCHASE PLAN

                                        By:
                                           Chairman of Administration
                                           Committee
                                                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Birdsboro, Commonwealth of Pennsylvania, on January 26, 1999.

                                   CONESTOGA ENTERPRISES, INC.

                                   By:
                                        Albert H. Kramer
                                        President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 26, 1999.

        Signature                         Title                         Date

                                   Director                           01/26/99
F. M. Brown

                                   Chairman of the Board
John R. Bentz                      and a Director                     01/26/99

                                   Vice President and a Director      01/26/99
James H. Murray

                                   Secretary/Treasurer and a          01/26/99
Kenneth A. Benner                  Director

                                   President                          01/26/99
Albert H. Kramer

                                   Controller and a Director          01/26/99
Donald R. Breitenstein             (principal accounting officer)

                                   Director                           01/26/99
Robert E. Myers

                                   Director                           01/26/99
Jean M. Ruhl

                                   Director                           01/26/99
John M. Sausen

                                   Director                           01/26/99
Richard G. Weidner





       Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Birdsboro, County of Berks and Commonwealth of Pennsylvania, on the day of January, 1999.
                                        CONESTOGA ENTERPRISES, INC.
                                        EMPLOYEE STOCK PURCHASE PLAN

                                        By:
                                           Chairman of Administration
                                           Committee

                                    EXHIBIT INDEX


                                                    Sequential Page Number
Exhibit No.                                              or Reference

4.1          Articles of Incorporation of the       Incorporated by reference.
             Corporation

4.2          Bylaws of the Corporation              Incorporated by reference.

5.1          Opinion of Barley, Snyder, Senft
             & Cohen, LLC regarding                 Filed herewith at Page   .
             legality of the Common Shares
             being registered

23.1         Consent of Barley, Snyder, Senft       Filed herewith at Page   .
             & Cohen, LLC

23.2         Consent of Beard and Company, Inc.     Filed herewith at Page   .

24.1         Powers of Attorney                     Included on the Signature
                                                    Page.

99.1         Conestoga Enterprises, Inc.            Filed herewith at Page   .
             Employee Stock Purchase Plan                            260
                         January 26, 1999







Securities and Exchange Commission
Washington, D.C. 20549

    Re: Amendment #1 to Form S-8 Registration Statement of 100,000 Shares to be Issued Pursuant to the Conestoga Enterprises, Inc. Employee Stock Purchase Plan as amended on December 22, 1998

Gentlemen:

    It is the opinion of this firm, counsel for the above registrant, that the above stock can be legally registered and when said stock is sold will be legally issued, fully paid and non-assessable under the laws of the Commonwealth of Pennsylvania and the United States of America.

             Very truly yours,

             BARLEY, SNYDER, SENFT & COHEN, LLC






jms













                             Exhibit 5
                                                          260
                         January 26, 1999







Securities and Exchange Commission
Washington, D.C. 20549

    Re: Amendment #1 to Form S-8 Registration Statement of 100,000 Shares to be Issued Pursuant to the Conestoga Enterprises, Inc. Employee Stock Purchase Plan as amended on December 22, 1998

Gentlemen:

    On behalf of Barley, Snyder, Senft & Cohen, LLC, we consent to the reference to us in the registrant's Prospectus and Amendment #1 to Registration Statement on Form S-8 as to the giving of legal opinions in matters pertaining to the Prospectus and Registration Statement, and, also, we consent to the use of our name with respect to the opinion letter, being Exhibit No. 5 of the Registration Statement, as amended.

             Very truly yours,

             BARLEY, SNYDER, SENFT & COHEN, LLC






jms











                           Exhibit 23.1
                            CONSENT OF INDEPENDENT ACCOUNTANTS






To the Board of Directors
Conestoga Enterprises, Inc.
Birdsboro, Pennsylvania 19508


    In connection with the foregoing Amendment #1 to Registration Statement on Form S-8 and the related Prospectus, we hereby consent to the incorporation
by reference herein of our report dated January   , 1998, which appears in the
annual report on Form 10-K of Conestoga Enterprises, Inc.

    We also consent to the reference to our firm under the caption "Experts" in the Prospectus referred to in this Registration Statement.



             BEARD & COMPANY, INC.


Reading, Pennsylvania
January 26, 1999


























                           Exhibit 23.2